UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 5, 2014, the Board of Directors of Medivation, Inc. appointed Wendy Yarno as a member of the Audit Committee of the Medivation Board of Directors, to replace Daniel D. Adams, who retired from the Medivation Board of Directors on October 17, 2014. On December 5, 2014, Medivation advised The NASDAQ Stock Market LLC (“Nasdaq”), in response to an email inquiry from a representative of Nasdaq, that Ms. Yarno had been appointed as a member of the Audit Committee that day.

On December 8, 2014, Medivation received a letter from Nasdaq stating that Medivation had not been in compliance with Nasdaq Rule 5605(c)(2)(A) from October 17, 2014, to December 5, 2014, and with the appointment of Wendy Yarno to the Audit Committee on December 5, 2014, Medivation is now in compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.
Dated: December 9, 2014	By:	/s/ Jennifer J. Rhodes
Jennifer J. Rhodes General Counsel and Corporate Secretary